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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61893) pertaining to the Employee Savings Plan of Robbins & Myers, Inc. of our report dated May 2, 2003, with respect to the financial statements and schedule of the Robbins & Myers, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP

Dayton, Ohio
June 27, 2003